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                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

THIS SHAREHOLDERS' AGREEMENT is made on 18 January 2007

BETWEEN:

(1) ALLIANCE UNICHEM GROUP LIMITED a company established under the laws of England and whose registered office is at 2 The Heights, Brooklands, Weybridge, Surrey, KT13 ONY ("AB");

(2) BEIJING MED-PHARM CORPORATION, a company established under the laws of the State of Delaware, USA and whose registered office is at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19462, USA ("BMP"); and

(3) ALLIANCE BMP LIMITED a company established under the laws of England and whose registered office is at 2 The Heights, Brooklands, Weybridge, Surrey, KT13 ONY (the "INVESTMENT VEHICLE").

WHEREAS:

(A) The Investment Vehicle is a newly incorporated private company limited by shares registered in England. The details of the Investment Vehicle as at the time immediately prior to the execution of this agreement are set out in Schedule 1.

(B) AB and BMP wish to invest in the Investment Vehicle to carry on business in the manner set out in this agreement and for that purpose have agreed to subscribe for Shares in the Investment Vehicle in the manner set out in this agreement.

(C) AB and BMP are entering into this agreement in order to establish the manner in which the Investment Vehicle is to be financed, operated and managed and to set out the terms governing their relationship as shareholders in the Investment Vehicle.

IT IS AGREED as follows:

1.   INTERPRETATION

     DEFINITIONS

     1.1 In this agreement, the following terms shall (unless the context requires otherwise) have the following respective meanings:

"ACCOUNTING PRINCIPLES"          means the accounting principles and policies to
                                 be adopted by the Investment Vehicle;

"ACQUISITION"                    means the acquisition of 50% equity interest in
                                 GPC by the Investment Vehicle;

"AB DIRECTORS"                   means the directors of the Investment Vehicle
                                 from time to time appointed by the AB
                                 Shareholder pursuant to clause 7.2;


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
"AB GROUP"                       means AB, AB's ultimate holding undertaking
                                 from time to time and their Subsidiaries from
                                 time to time;

"AB SHARES"                      means the Shares held by a member of the AB
                                 Group;

"AB SHAREHOLDER"                 means the holder for the time being of the AB
                                 Shares;

"ARTICLES OF ASSOCIATION"        means the articles of association of the
                                 Investment Vehicle as they may subsequently be
                                 altered from time to time;

"BMP DIRECTORS"                  means the directors of the Investment Vehicle
                                 from time to time appointed by the BMP
                                 Shareholder pursuant to clause 7.2;

"BMP GROUP"                      means BMP and its Subsidiaries from time to
                                 time;

"BMP SHARES"                     means the Shares held by a member of the BMP
                                 Group;

"BMP SHAREHOLDER"                means the holder for the time being of the BMP
                                 Shares;

"BOARD"                          means the board of directors of the Investment
                                 Vehicle or any duly appointed committee
                                 thereof;

"BUDGET" means a budget for the Investment Vehicle for a particular Financial Year in a format approved from time to time by the Board;

"BUSINESS"                       means the business intended to be carried on by
                                 the Investment Vehicle, as described in clause
                                 3;

"BUSINESS DAY"                   means a day on which banks generally are open
                                 in London and Beijing for a full range of
                                 business (excluding Saturdays and Sundays);

"CHAIRMAN"                       means the chairman from time to time of the
                                 Board;

"COMPANY"                        includes any body corporate, wherever
                                 incorporated;

"COMPETITOR"                     means any company that engages in the business
                                 of manufacturing of pharmaceutical


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
                                 products which is, or reasonably could be, a supplier of AB or of wholesale or retail distribution of pharmaceutical products in the geographic areas in which a party or any of its Subsidiaries substantially conducts business and which substantially competes with the business of a party or any of its Subsidiaries;

"COMPLETION"                     means completion of the matters referred to in
                                 clause 5;

"CONTROLLING INTEREST"           means (i) the ownership or control (directly or
                                 indirectly) of more than fifty per cent (50%)
                                 of the voting share capital of the relevant
                                 undertaking; or (ii) the ability to direct the
                                 casting of more than fifty per cent (50%) of
                                 the votes exercisable at general meetings of
                                 the relevant undertaking on all, or
                                 substantially all, matters; or (iii) the right
                                 to appoint or remove directors of the relevant
                                 undertaking holding a majority of the voting
                                 rights at meetings of the board on all, or
                                 substantially all, matters;

"DEED OF ADHERENCE"              means a deed in the form attached as Schedule 2
                                 pursuant to which a transferee or allottee of
                                 Shares agrees to be bound by all the terms of
                                 this agreement as if it had been a signatory;

"DIRECTORS"                      means directors of the Investment Vehicle;

"EXPERT"                         means the person appointed pursuant to clause
                                 19;

"FAIR PRICE"                     means the fair value of the relevant Shares
                                 between a willing seller and a willing third
                                 party buyer in the open market without any
                                 premium or discount being attributable to the
                                 percentage of the issued share capital of the
                                 Investment Vehicle constituted by the relevant
                                 Shares or for the rights or restrictions
                                 applying to the Shares under this agreement or
                                 the Articles of Association and on the
                                 assumption that the Investment Vehicle's
                                 business shall continue to be carried on as a
                                 going concern and the Shares are sold free of
                                 all liens, charges and other encumbrances;


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
"FINANCIAL YEAR"                 means a financial period of the Investment
                                 Vehicle (commencing, other than in the case of
                                 its initial financial period, on 1 April and
                                 ending on 31 March);

"GPC JV CONTRACT"                means the Joint Venture Contract to be signed
                                 between the Investment Vehicle and GPCL in
                                 connection with the Investment Vehicle's
                                 investment in GPC, including any subsequent
                                 amendments thereto;

"GPC" means Guangzhou Pharmaceuticals Corporation, a limited liability company established under the laws of the PRC with its registered address at No. 97-103 Datong Road, Liwan District,
                                 Guangzhou, PRC;

"GPCL" means Guangzhou Pharmaceutical Company Limited, a shareholder of GPC and owning 90.09% of the equity interest of GPC as of the date of this agreement;

"GROUP" means, in relation to a party, that company and its holding undertaking, its Subsidiaries or any Subsidiaries of its holding undertaking for the time being;

"LIBOR" means, in relation to any relevant sum and any relevant period, the LIBOR rate per annum at which Pound Sterling deposits are offered for a period equal or comparable to such period at or about 11:00 a.m. (London time) by the British
                                 Bankers' Association on the second Business Day before the first day of such period as reported in the Financial Times;

"MEMORANDUM"                     means the memorandum of association of the
                                 Investment Vehicle as it may subsequently be
                                 altered from time to time;

"PARTIES"                        means the parties to this agreement and "PARTY"
                                 means any one of them including any other
                                 person who becomes a shareholder of the
                                 Investment Vehicle and who agrees to be bound
                                 by the provisions of this agreement by
                                 executing a Deed of Adherence;

"PERCENTAGE INTERESTS"           means the respective proportions in which the
                                 issued ordinary share capital of the Investment
                                 Vehicle is held from time to time


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
                                 by the AB Shareholder and the BMP Shareholder, initially being, in the case of the AB
                                 Shareholder, 80% and, in the case of the BMP
                                 Shareholder, 20%;

"PRC"                            means the People's Republic of China, excluding
                                 Taiwan, Hong Kong and Macau Special
                                 Administrative Regions for the purpose of this agreement;

"REGULATORY ACTION"              means any order of a court of competent
                                 jurisdiction or any order, decision or
                                 conclusive view made, given or expressed by a
                                 competent governmental or regulatory authority
                                 or agency or an enactment of a legislative
                                 body:

                                 (a)  which materially prohibits or restricts
                                      Completion or the transactions
                                      contemplated hereby or requires it to be delayed beyond the date referred to in clause 5; or

                                 (b)  which after Completion would materially
                                      prohibit or restrict the carrying on of
                                      the business of the Investment Vehicle as contemplated by this agreement; or

                                 (c)  in consequence of which, any of the
                                      parties would incur fines or a liability in damages were this agreement to be performed in accordance with its terms;

"SHAREHOLDERS"                   means AB and BMP (and SHAREHOLDER shall be
                                 construed accordingly);

"SHAREHOLDER MATTERS"            means the matters so defined in clause 8.2;

"SHARES" means ordinary shares in the capital of the Investment Vehicle together with all rights attaching thereto;

"SUBSIDIARY"                     means, in relation to an undertaking (the
                                 HOLDING UNDERTAKING), any other undertaking in
                                 which the holding undertaking (or persons
                                 acting on its or their behalf) for the time
                                 being directly or indirectly holds or controls,
                                 or is controlled by, or under common control


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
                                 of the holding undertaking either by having:

                                 (a)  a majority of the voting rights
                                      exercisable at general meetings of the
                                      members of that undertaking on all, or
                                      substantially all, matters; or

                                 (b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters, and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of any further undertaking of which that other is a Subsidiary; (provided that, for the purposes of this agreement, neither the Investment Vehicle nor any Subsidiary of the Investment Vehicle shall be regarded as a Subsidiary of AB or BMP or any other member of the AB Group or BMP Group); and SUBSIDIARY shall be construed accordingly;

"TRANSACTION DOCUMENTS"          means the documents to be executed by the
                                 Investment Vehicle and relevant parties
                                 necessary for the consummation of the
                                 Acquisition, including a capital increase
                                 contract, a contract for the transfer of
                                 capital contribution, the GPC JV Contract and
                                 amended, restated articles of association of
                                 GPC, and a memorandum of understanding;

"UNDERTAKING"                    means a body corporate or partnership or an
                                 unincorporated association carrying on trade or
                                 a business with or without a view to profit
                                 (and, in relation to an undertaking which is
                                 not a company, expressions in this agreement
                                 appropriate to companies shall be construed as
                                 references to the corresponding persons,
                                 officers, documents or organs (as the case may
                                 be) appropriate to undertakings of that
                                 description).

CLAUSES AND SCHEDULES

1.2 Except where the context requires otherwise, references to clauses or schedules are to clauses of or schedules to this agreement and references to sub-clauses are to sub-clauses of the clause in which the reference appears.


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     HEADINGS

     1.3 Headings are inserted for convenience only and shall not affect the construction of this agreement or the schedules.

     EXERCISE OF POWERS OF CONTROL

     1.4 Where any obligation pursuant to this agreement is expressed to be undertaken or assumed by any party, such obligation shall be construed as requiring the party concerned to exercise all rights and powers of control over the affairs of any other person which that party is able to exercise (whether directly or indirectly) in order to secure performance of such obligation.

     SUCCESSORS AND PERMITTED ASSIGNS

     1.5 The expressions "AB", "AB GROUP", "BMP", "BMP GROUP", "SHAREHOLDERS" and "INVESTMENT VEHICLE" shall, where the context permits, include their respective successors and permitted assigns.

2.   CONDUCT PRIOR TO COMPLETION

     The parties shall procure that prior to Completion, the Investment Vehicle shall not carry on any business and shall have no assets or liabilities of any nature whatsoever save for the negotiation and execution of the Transaction Documents and the undertaking of all acts that are necessary for and/or incidental to the consummation of the Acquisition.

3.   BUSINESS OF THE INVESTMENT VEHICLE

     BUSINESS

     3.1 The business of the Investment Vehicle shall be to invest in and manage its investment in GPC and to exercise all rights as a shareholder of GPC. The main business of GPC will be the distribution of medicinal products inside and outside the PRC. The parties shall do or cause to be done all reasonable acts necessary or desirable for the consummation of the Acquisition.

     COMMERCIAL PRINCIPLES

     3.2 The business of the Investment Vehicle shall be conducted in the best interests of the Investment Vehicle on sound commercial profit-making principles with the aim of generating the maximum achievable maintainable profits available for distribution.

4.   CONDITIONS PRECEDENT

     CONDITIONS PRECEDENT

     4.1 Completion shall be conditional upon each of the following conditions having first been satisfied (or waived):


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          4.1.1 all consents (which for this purpose shall include the expiry of any period following a notification such that consent is deemed to be given or no consent is required) of any government or governmental body or regulatory authority (including any stock exchange) which are required for the actions contemplated by this agreement having been obtained in terms satisfactory to each of AB and BMP;

          4.1.2 no material Regulatory Action (or action, proceeding or proposal which if successfully pursued by the person initiating the same would result in a Regulatory Action) having been taken which has not been revoked, annulled, withdrawn, discontinued, abandoned, repealed, discharged or otherwise ceased to have effect;

          4.1.3 all of the conditions precedent under the respective Transaction Documents have been satisfied (or waived by the Investment Vehicle) in accordance with the terms thereof.

     ENDEAVOURS TO FULFIL CONDITIONS PRECEDENT

     4.2 Each party shall use all reasonable endeavours to procure (so far as it lies within its respective powers so to do) that each of the conditions precedent set out in clause 4.1 (to the extent that such conditions are not waived) are fulfilled as soon as possible but in any event prior to the Long Stop Date as set forth in the GPC JV Contract.

     NON-FULFILMENT OF CONDITIONS PRECEDENT

     4.3 If each of the conditions set out in clause 4.1 shall not have been fulfilled (or waived) by the Long Stop Date as set forth in the GPC JV Contract, this agreement shall, unless the parties otherwise agree in writing, thereupon automatically cease and terminate and no party shall have any claim of any nature whatsoever against the other parties, save in respect of any prior breach of the provisions of this agreement.

5.   COMPLETION

     COMPLETION

     5.1 Subject to the satisfaction (or waiver) of the conditions set forth in clause 4, Completion shall take place at the offices of AB on the date falling on five (5) Business Days after all of the conditions precedent under each of the Transaction Documents have been satisfied (or waived by the Investment Vehicle) in accordance with the terms thereof or at such other place and time as shall be mutually agreed in writing between the parties when all of the events set out below shall take place:

          5.1.1 AB shall subscribe unconditionally for 399,992 Shares for the Pound Sterling equivalent of Renminbi 440,000,000 in cash, payment for which shall be made in cleared funds for the account of the Investment Vehicle;


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          5.1.2 BMP shall subscribe unconditionally for 99,998 Shares for the
               Pound Sterling equivalent of Renminbi 110,000,000 in cash, payment for which shall be made in cleared funds for the account of the Investment Vehicle;

          5.1.3 the parties shall procure that the Investment Vehicle allots and issues credited as fully paid:

               399,992 Shares to AB; and

               99,998 Shares to BMP;

               and that the names of AB and BMP are entered in the register of members of the Investment Vehicle as the respective holders of the Shares subscribed by them and that share certificates are issued to AB and BMP in respect of such Shares; and

          5.1.4 the parties shall cause the Directors to hold a meeting of the Board at which the Directors shall pass resolutions to approve the registration of AB as the owner of the 399,992 Shares and BMP as the owner of the 99,998 Shares.

     RESCISSION

     5.2 If either Shareholder ("DEFAULTING SHAREHOLDER") shall fail or be unable to comply with any of its obligations under clause 5.1 (time being of the essence), the other Shareholder ("NON-DEFAULTING SHAREHOLDER") shall, at its sole discretion:

          5.2.1 defer Completion by ten (10) Business Days (and so that the provisions of this clause shall apply to Completion so deferred); or

          5.2.2 rescind this agreement without liability on its part (for the avoidance of doubt, the non-defaulting Shareholder shall not be obliged to perform any of its obligations under clause 5.1); or

          5.2.3 pay to the Investment Vehicle in cleared funds the amount for the Shares to have been subscribed by the Defaulting Shareholder as set forth in clause 5.1.2 or 5.1.3, as the case may be.

          In event of the occurrence of clause 5.2.3, the Defaulting Shareholder shall forthwith transfer all Shares it owns to the Non-Defaulting Shareholder. The Non-Defaulting Shareholder shall pay the Defaulting Shareholder a sum equivalent to the amount it paid for those Shares and rescind this agreement.

     5.3 Save as set forth in clause 5.2, neither Shareholder shall be entitled to rescind this agreement, whether before or after Completion, for any reason whatsoever.


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6.   CAPITAL AND FURTHER FINANCE

     ISSUE OF NEW SHARES

     6.1 The issued share capital of the Investment Vehicle may from time to time be increased by such sum as shall be mutually agreed between the parties in accordance with this clause 6 but so that (unless the parties agree otherwise) no Shares shall be issued other than to a member of the AB Group and BMP Group.

     FUNDING SUPPORT BY THE PARTIES

     6.2 It is the intention of the parties that the Investment Vehicle should be self-financed from the cash contribution of AB and BMP made from time to time. It is also the intention of the parties that the initial contributions of AB and BMP shall be sufficient to fund 50% of the post-money investment in GPC. Notwithstanding anything contrary herein, if as a result of any appreciation of Renminbi against Pound Sterling, the aggregate sum of the subscription monies paid by AB and BMP pursuant to clauses 5.1.1 and 5.1.2 is less than Renminbi 436,035,600, then each of AB and BMP shall timely make additional capital contribution or extend a loan to the Investment Vehicle in the proportion of their respective Percentage Interest to cover such shortfall so as to enable the Investment Vehicle to duly fulfill its payment obligations with respect to the Acquisition under the relevant Transaction Documents. The Shareholders acknowledge their intention to support the Investment Vehicle in duly complying with its obligations under the GPC JV Contract and in the acquisition of additional equity in GPC in accordance with the terms of any written agreement(s) between the Investment Vehicle and GPCL. Subject to clause 6.4, in the event the Investment Vehicle is required to inject additional capital into GPC, and/or to provide shareholders' loans to GPC, and/or to provide guarantee for loans borrowed by GPC, all in accordance with the terms and conditions of the GPC JV Contract or if the Investment Vehicle is required to fund the acquisition of additional equity in GPC in accordance with the written agreement(s) between the Investment Vehicle and GPCL, the Shareholders shall provide such guarantees and undertakings as may reasonably be required to ensure the adequate funding of the Investment Vehicle so that the Investment Vehicle can duly comply with its funding and other obligations under the GPC JV Contract or under the written agreement(s) with GPCL, as the case may be.

     FURTHER FINANCE

     6.3 If the Board considers at any time that further finance is required for the Business, the Board must submit such matter to a Shareholders' meeting for approval. The Shareholders shall discuss in good faith whether to provide such further finance, and if so, the method and timing by which such finance is to be provided. Any further contribution of finance to the Investment Vehicle (whether by way of subscription for Shares, stock or debentures or by way of loan or otherwise) shall, unless otherwise agreed between the Shareholders, be made by each of them in the proportion of the Percentage Interests, at the same time and on the same terms.


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     COMMITMENTS OF THE PARTIES

     GUARANTEES

     6.4 Unless approved in a Shareholders' meeting, neither Shareholder (nor any member of its respective Group) shall be obliged to participate for the benefit of the Investment Vehicle in any financing arrangement with any bank or financial institution, whether as a guarantor or in any other capacity whatsoever. If and to the extent that the parties agree to participate (or agree to procure that members of their respective Groups participate) in any such financing arrangement then, unless the parties otherwise agree, any liability or obligation to be assumed by them in relation to any such financing shall be borne in their Percentage Interests. Any such liability or obligation shall, unless otherwise agreed, be several and not joint or joint and several.

     DEFAULT

     6.5 If either Shareholder shall (without the consent of the other) fail to subscribe for additional Shares or provide its share of such further finance in accordance with clause 6.3 within the period agreed to by the Shareholders at a Shareholders' meeting, then the non-defaulting Shareholder shall have the right (and without prejudice to any other remedies available to it), at its option:

          (a) to subscribe for additional Shares in any amount equal to the amount to have been subscribed by the defaulting Shareholder and the Shareholders shall procure that the necessary authorisations are given and steps taken for such Shares to be allotted and issued to the non-defaulting Shareholder; and/or

          (b) make the loan which the defaulting Shareholder should have made in whole or in part and the defaulting Shareholder must repay on demand to the other Shareholder the total amount of the loan paid on its behalf together with interest at the rate of 3% over LIBOR calculated on a daily basis from the date of the contribution until it repays the other Shareholder in full, failing which, the defaulting Shareholder hereby agrees to assign to the non-Defaulting Shareholder the right to receive all dividends and distributions which the defaulting Shareholder would otherwise have been entitled under this agreement or the Articles of Association and to apply such dividends and distributions in repaying the aforesaid amount (together with accrued interest).

     6.6 If either Shareholder shall (without the consent of the other) fail to provide the guarantee or other security as required pursuant to clause 6.4, the non-defaulting Shareholder may (without prejudice to any other remedies available to it) provide such guarantee or other security which the defaulting Shareholder should have provided in whole or in part. The defaulting Shareholder must pay on demand to the other Shareholder interest on the amount of the guarantee or other security provided on its behalf at the rate of 3% over LIBOR calculated on a daily basis from the date of the provision of such guarantee or other security by the other Shareholder until it provides such guarantee or other security in place of the other Shareholder. If the defaulting


                                                                         Page 11

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          Shareholder fails to pay the aforesaid interest, the defaulting
          Shareholder hereby agrees to assign to the non-Defaulting Shareholder the right to receive all dividends and distributions which the defaulting Shareholder would otherwise have been entitled under this agreement or the Articles of Association and to apply such dividends and distributions in repaying the aforesaid amount.

7.   DIRECTORS AND MANAGEMENT

     SUPERVISION BY THE BOARD

     7.1 Overall direction, supervision and management of the Investment Vehicle shall be the responsibility of the Board. In addition, the Board shall be responsible for approving the annual Budget of the Investment Vehicle. The Board shall not, however, take any decision in relation to any of the Shareholder Matters without the prior approval of the Shareholders.

     BOARD OF DIRECTORS

     7.2 The Board shall be comprised of AB Directors and BMP Directors. Until otherwise agreed by the parties, there shall be a maximum of four (4) Directors of which for a period of two (2) years from Completion and thereafter for so long as BMP is the holder of not less than 10% of the total issued Shares, BMP shall be entitled to appoint or remove one (1) director from time to time. AB shall have the right to appoint and remove three (3) Directors provided it holds between 50% and 90% of the total issued Shares. If at any time BMP holds more than 50% of the total issued Shares, each of AB and BMP shall be entitled to appoint or remove such proportion of the total number of Directors with reference to its respective Percentage Interest. The initial appointments to the Board are as follows:

AB DIRECTORS      BMP DIRECTORS
---------------   -------------
Marco Pagni       David Gao
Stephen Roberts
Roger Phillips

     APPOINTMENT AND REMOVAL OF DIRECTORS

     7.3 Any appointment or removal of a Director nominated by a Shareholder shall be effected by notice in writing to the Investment Vehicle signed by or on behalf of the Shareholder in question and shall take effect, subject to any contrary intention expressed in the notice, when the notice effecting the same is delivered to the Investment Vehicle. Any such removal shall be without prejudice to any claim which a Director so removed may have under any contract between him and the Investment Vehicle, provided that in the case of a claim made by a Director in respect of such removal then the Shareholder so removing such Director shall indemnify the Investment Vehicle in respect of any liability arising in respect of such removal. Each Shareholder shall


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          consult with the other prior to any appointment or removal of a
          Director. If a Shareholder ceases to hold Shares, it will procure the resignation of all the Directors appointed by it and will indemnify the other Shareholders and the Investment Vehicle against any claims which may be brought by such Directors.

     7.4 Each Director shall be entitled to appoint any person to be his alternate and each alternate shall have one vote for every Director whom he represents provided that if such alternate is himself a Director then he shall have one vote for every Director whom he represents in addition to any vote of his own.

     7.5 BMP shall be entitled to appoint an observer to attend any duly convened meeting of the Board in addition to the BMP Director during any period in which there is only one BMP Director. Such observer shall have all such rights of information and obligations as to confidentiality as if he were a BMP Director appointed as such but shall not be entitled to vote on any matter whatsoever. BMP shall be liable to AB and the Investment Vehicle for any breach of the aforesaid confidentiality obligations by the observer.

     QUORUM

     7.6 The quorum for the transaction of business at any meeting of the Board shall be two (2) Directors with at least one (1) AB Director and at least one (1) BMP Director present at the time when the relevant business is transacted. If such a quorum is not present within thirty
          (30) minutes from the time appointed for the meeting or if during the meeting such a quorum ceases to be present, the meeting shall be adjourned, until the same time and place, for seven (7) Business Days. If at such adjourned meeting a quorum is not present within thirty
          (30) minutes from the time appointed for such adjourned meeting (or such longer interval as the chairman of the meeting may think fit to allow), any two (2) or more Directors present in person or by his alternate shall constitute a quorum.

     BOARD MEETINGS

     7.7 The parties intend there to be a board meeting at least once every 3 months.

     NOTICE AND AGENDA

     7.8 At least fourteen (14) Business Days written notice shall be given to each of the members of the Board of any meeting of the Board, provided always that a shorter period of notice may be given with the written approval of at least one AB Director and at least one BMP Director. Any such notice shall contain, inter alia, an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. Any matter which is to be submitted to the Board for a decision which is not identified in reasonable detail as aforesaid shall not be decided upon, unless otherwise agreed in writing by all of the members of the Board.

     BOARD VOTING

     7.9 Except as provided herein, matters for decision by the Board shall be decided by simple majority vote. Each Director shall have one vote. For the avoidance of doubt, the Chairman shall not have a casting vote. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person. Resolutions of the Board may be passed by circular resolution signed by all the Directors.

     GPC BOARD

     7.10 The Directors shall also serve as directors of GPC to be appointed by the Investment Vehicle ("IV GPC DIRECTORS") under the GPC JV Contract. All IV GPC Directors shall vote as a single block at all board of directors meetings of GPC based on the decisions made by the Board.

     DAVID GAO

     7.11 For so long as David Gao remains an employee of BMP and for the period in which BMP shall be entitled to appoint Directors pursuant to clause 7.2, BMP shall procure that David Gao will provide such services to the Investment Vehicle that may be reasonably requested by the Board from time to time. The provision of such services shall be at no charge to the Investment Vehicle or the AB Shareholder. In the event that BMP ceases at any time to have any interest in the Investment Vehicle (including without limitation if it becomes a Defaulting Shareholder under clause 5.2), BMP shall continue to provide the aforesaid services of David Gao to the Investment Vehicle for twelve
          (12) months thereafter. This clause 7.11 shall survive the termination or rescission of this agreement.

     7.12 In the event that David Gao ceases to be involved with BMP (in any capacity, whether as employee, director, chairman, consultant or otherwise) BMP agrees not to prevent David Gao's continuing involvement with the Investment Vehicle.

     NO REMUNERATION FOR DIRECTORS

     7.13 For the avoidance of doubt no Director (acting in that capacity) shall at any time be entitled to any form of remuneration whether fees, salary, options, shares or otherwise from the Investment Vehicle.

     DIRECTORS' EXPENSES

     7.14 The Investment Vehicle shall reimburse a Director for all reasonable expenses incurred by the Director in the due and proper performance of his/her duties as a director of the Investment Vehicle upon the presentation of written receipts of such expenses by the Director.

     NON-SOLICITATION

     7.15 Each of the Shareholders undertakes that it will not for the duration of this agreement solicit or entice away from the employment of the other Shareholder or any of its Subsidiaries any senior employee who has been employed by such Shareholder or Subsidiary for a period of at least six months prior to Completion.

8.   SHAREHOLDER MATTERS

     USE OF POWERS

     8.1 The parties shall use their respective powers to procure, so far as they are legally able, that so long as the Percentage Interest of a Shareholder is not less than 15%, no decision relating to any of the matters specified in clause 8.2 (SHAREHOLDER MATTERS) shall be taken (whether by the Board, the Investment Vehicle or any of the officers or managers within the Investment Vehicle) unless approved by unanimous vote of all the Shareholders at a duly constituted Shareholders' meeting.

     SHAREHOLDER MATTERS

     8.2  The Shareholder Matters are the following:

          change in nature of Business

          8.2.1 any material change in the nature or scope of the Business (as described in clause 3.1) of the Investment Vehicle other than any disposal or increase of any equity interest in GPC;

          charges

          8.2.2 subject to compliance with the provisions of clause 6, the creation of any mortgage, charge, encumbrance or other security interest of whatsoever nature in respect of all or any material part of the undertaking, property or assets of the Investment Vehicle involving an amount in excess of Pound Sterling 5,000,000 or its equivalent or such other sum as may be agreed between the Shareholders from time to time;

          winding-up

          8.2.3 any proposal that the Investment Vehicle be wound-up.

     METHOD OF APPROVAL BY SHAREHOLDERS

     8.3 The approval of the Shareholders to any of the Shareholder Matters (or to any variation thereof) shall be given either in writing by AB and BMP by their authorised representatives for this purpose or by representatives of the Shareholders at a meeting of the Shareholders.

     MEETINGS OF SHAREHOLDERS

     8.4 Meetings of Shareholders shall take place in accordance with the applicable provisions of the Articles of Association on the basis (inter alia) that:

          8.4.1 subject to clause 8.5, a quorum shall be one (1) duly authorised representative of the AB Shareholder and one (1) duly authorised representative of the BMP Shareholder;

          8.4.2 the notice of meeting shall (unless otherwise agreed by each of the Shareholders) set out an agenda identifying in reasonable detail the matters to be discussed;

          8.4.3 questions arising at any Shareholders' meeting shall be decided by a simple majority vote except where a greater majority is required by the Articles of Association, this agreement or under relevant corporate laws;

          8.4.4 a decision to approve any of the Shareholder Matters shall require a unanimous vote of all the Shareholders.

     8.5 If a quorum at a meeting of the Shareholders is not present within thirty (30) minutes from the time appointed for the meeting or if during the meeting such a quorum ceases to be present, the meeting shall be adjourned, until the same time and place, for seven (7) Business Days. If at such adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for such adjourned meeting, the duly authorised representative of a Shareholder present in person shall constitute a quorum.

     8.6 Shareholders may participate in a meeting of the Shareholders by means of video conference or similar communications equipment whereby all persons participating in the meeting can see and hear each other and such participation shall constitute presence in person. Resolutions of the Shareholders may be passed by circular resolution signed by all the Shareholders.

     Any matters requiring a meeting of or approval by the Shareholders under relevant corporate laws, but not covered by the Shareholder Matters, shall be dealt with in accordance with the Articles of Association.

9.   DEADLOCK

     9.1 There is a deadlock if a resolution in respect of any Shareholder Matters is proposed at a properly convened meeting of Shareholders or of the Board of Directors and one of the following applies:

          9.1.1 where it is a meeting of Directors, of the Directors present, all AB Directors or all BMP Directors, vote against or abstain from voting on the resolution (unless one of their number proposed the resolution); or

          9.1.2 where it is a meeting of Shareholders, all the Shareholders of the AB Shares or all the Shareholders of the BMP Shares vote against or abstain from voting on the resolution (unless one of their number proposed the resolution).

     9.2 There is no deadlock if a meeting, or adjournment, is inquorate because the person who proposed the resolution does not attend.

     9.3 Either Shareholder may within twenty eight (28) Business Days of the meeting at which the deadlock arises (the first day being the day after the meeting) serve notice on the other Shareholder (Deadlock Notice):

          9.3.1 stating that in its opinion a deadlock has occurred; and

          9.3.2 identifying the matter giving rise to the deadlock.

     9.4 The parties undertake that after service of the Deadlock Notice they shall:

          9.4.1 immediately refer the matter giving rise to the deadlock to the senior representative of the holding undertaking of each Shareholder's Group; and

          9.4.2 use all reasonable endeavours in good faith to resolve the dispute.

10.  RESOLUTION OF DEADLOCK

     10.1 A Deadlock Resolution Notice is a notice served by one Shareholder on the other in which the server offers, at the price for each Share specified in the notice (in cash and not on deferred terms), either to sell all its Shares in the Investment Vehicle to the recipient of the notice or to buy all the recipient's Shares in the Investment Vehicle.

     10.2 A Deadlock Resolution Notice:

          10.2.1 may not be revoked; and

          10.2.2 may not be served before the second anniversary of the date of Completion.

     10.3 If the Shareholders are unable to resolve the deadlock within sixty
          (60) days from the date the deadlock matter is referred to the senior representatives under clause 9.4 then either Shareholder may within twenty eight (28) Business Days of the expiry of the fourteen (14) Business Day period (the first day is the day after the day of expiry) serve a Deadlock Resolution Notice on the other.

     10.4 The recipient of a Deadlock Resolution Notice may choose to do either of the following, at the price for each Share specified in the Deadlock Resolution Notice, by serving a counter-notice within twenty eight (28) Business Days of receiving the Deadlock Resolution Notice (the first day is the day after the day of receipt):

          10.4.1 to buy all the Shares of the server of the Deadlock Resolution Notice; or

          10.4.2 to sell all its Shares to the server of the Deadlock Resolution Notice.

     10.5 If no counter-notice is served within the period of twenty eight (28) Business Days available, the recipient of the Deadlock Resolution Notice is deemed to have accepted the offer in the Deadlock Resolution Notice at the expiry of that period.

     10.6 The service of a counter-notice or deemed acceptance of the Deadlock Resolution Notice shall bind the parties to buy and sell the Shares (as the case may be) on the terms set out in clause 21.

     10.7 References in this clause to all the Shares of a Shareholder in the Investment Vehicle are to all the Shares in the Investment Vehicle held by that Shareholder and not some only of those Shares.

11.  FINANCIAL MATTERS

     ACCOUNTING PRINCIPLES

     11.1 The Investment Vehicle shall, in relation to its financial statements, adopt accounting principles under the International Financial Reporting Standards and in accordance with the accounting principles applicable to Subsidiaries of AB.

     AUDITORS

     11.2 Unless otherwise agreed by the Shareholders, the auditors of the Investment Vehicle shall be such other firm of accountants of recognised international standing as may be nominated by AB.

     FINANCIAL YEAR

     11.3 The Financial Year of the Investment Vehicle (and any change thereto) shall be such financial year as may be determined by AB.

12.  INFORMATION AND REPORTING

     INSPECTION AND INFORMATION

     12.1 Each of the Shareholders shall be entitled to examine the separate books, records and accounts to be kept by the Investment Vehicle and to be supplied with all information, including monthly management accounts and operating statistics and other trading and financial information, in such form as the Board shall determine to keep it properly informed about the business and affairs of the Investment Vehicle Group and generally to protect its interests as a Shareholder.

     ACCOUNTS AND BUDGETS

     12.2 The Shareholders shall, in any event and without prejudice to the generality of clause 12.1, be supplied by the Investment Vehicle with copies of:

          12.2.1 audited accounts of the Investment Vehicle (complying with all relevant legal requirements);

          12.2.2 revenue and capital Budgets for each Financial Year and showing all material proposed acquisitions, disposals and other commitments for such Financial Year; and

          12.2.3 quarterly management accounts of the Investment Vehicle (such accounts to include a profit and loss account, balance sheet and cash flow statement).

13.  CONFIDENTIALITY

     CONFIDENTIALITY OBLIGATION

     13.1 Each Shareholder undertakes with the other that it shall use (and shall procure that each of its Subsidiaries shall use) all reasonable endeavours to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information:

          13.1.1 which it may have or acquire (whether before or after the date of this agreement) in relation to the customers, business, assets or affairs of any member of the Investment Vehicle or the Investment Vehicle itself (including, without limitation, any information provided pursuant to clause 12);

          13.1.2 which, in consequence of the negotiations relating to this agreement or being a shareholder in the Investment Vehicle or having appointees on the Board or the exercise of its rights or performance of its obligations under this agreement, it may have or acquire (whether before or after the date of this agreement) in relation to the customers, business, assets or affairs of any member of the AB Group (if the Shareholder is BMP) or of any member of the BMP Group (if the Shareholder is AB); or

          13.1.3 which relates to the contents of this agreement (or any agreement or arrangement entered into pursuant to this agreement.

          Neither Shareholder shall use for its own business purposes or disclose to any third party any such information (collectively, CONFIDENTIAL INFORMATION) without the consent of the other Shareholder, save that a Shareholder can use information relating to the Investment Vehicle for its own internal business purpose.

     EXCEPTIONS FROM CONFIDENTIALITY OBLIGATION

     13.2 The obligation of confidentiality under clause 13.1 shall not apply to:

          13.2.1 the disclosure (subject to clause 13.3) on a "need to know" basis to a company which is another member of the AB Group or BMP Group (as the case may be) where such disclosure is for a purpose reasonably relevant to this agreement;

          13.2.2 information which is independently developed by the relevant Shareholder or acquired from a third party to the extent that it is acquired with the right to disclose the same;

          13.2.3 the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority;

          13.2.4 the disclosure of information to the extent required to be disclosed under the corporate policies of the Shareholder who needs to disclose the information;

          13.2.5 the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Shareholder concerned or any member of its Group;

          13.2.6 the disclosure (subject to clause 13.3) in confidence to a Shareholder's professional advisers of information reasonably required to be disclosed for a purpose reasonably incidental to this agreement;

          13.2.7 information which becomes within the public domain (otherwise than as a result of a breach of this clause 13); or

          13.2.8 any announcement made in accordance with the terms of clause
               28.

     EMPLOYEES, ADVISERS ETC

     13.3 Each Shareholder shall inform (and shall procure that any Subsidiary shall inform) any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this agreement, or to whom it provides Confidential Information, that such information is confidential and shall instruct them:

          13.3.1 to keep it as confidential; and

          13.3.2 not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this agreement).

          The disclosing party shall remain responsible for any breach of this clause 13 by the person to whom it is disclosed.

     INVESTMENT VEHICLE'S CONFIDENTIALITY OBLIGATION

     13.4 The Investment Vehicle shall observe a similar obligation of confidence in favour of the Shareholders and each of their Subsidiaries.

     SURVIVAL AFTER TERMINATION

     13.5 The provisions of this clause 13 shall survive any termination of this agreement.

14.  REGULATORY MATTERS

     CO-OPERATION

     14.1 The parties shall respectively co-operate with each other to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any notifications or filings made in respect of this agreement, or the transactions contemplated hereunder, is supplied to the party dealing with such notifications and filings and that they are properly, accurately and promptly made.

     REGULATORY ACTION

     14.2 If any material Regulatory Action is taken or threatened, the parties shall promptly meet to discuss the situation and the action to be taken as a result and whether any modification to the terms of this agreement (or any agreement entered into pursuant to this agreement) should be made, in order that any requirements (whether as a condition of giving any approval, exemption, clearance or consent or otherwise) of the Commission of the European Communities or other relevant regulatory authority may be reconciled with, and within the intended scope of, the business arrangement contemplated by this Agreement. The parties shall co-operate in giving effect to any modifications so agreed upon.

15.  RELATIONSHIP WITH AB GROUP AND BMP GROUP

     CONTRACTS

     15.1 Each Shareholder shall procure that (without prejudice to clauses 8 and 9) any contracts between members of the Investment Vehicle and members of that Shareholder's Group shall be made on an arm's length commercial basis and on terms that are not unfairly prejudicial to the interests of either Shareholder. Each Shareholder undertakes to the other to use all reasonable endeavours to ensure that such terms are negotiated and settled in good faith and that, subject to such terms, any orders placed are fulfilled in a prompt and efficient manner.

     15.2 The parties acknowledge that BMP may negotiate with GPC for GPC to distribute medicinal products represented by BMP in the PRC. AB will provide reasonable support to assist BMP in such negotiations with GPC provided that (a) the distribution arrangement would present a reasonable business opportunity beneficial to GPC and not prejudicial to AB Group's interest, (b) the terms of the relevant agreement(s) between GPC and BMP will be made on an arms-length commercial basis, and (c) such support from AB does not involve any financial obligations on the part of AB.

     PROMOTION OF THE INVESTMENT VEHICLE'S INTEREST

     15.3 The parties confirm their intention to promote the best interests of the Investment Vehicle and to consult fully on all matters materially affecting the development of the business of the Investment Vehicle. Each Shareholder shall act in good faith towards the other in order to promote the success of the Investment Vehicle.

16.  TRANSFER OF SHARES

     16.1 BMP shall not transfer, grant any security interest over, or otherwise dispose of or give any person any rights in or over any Share or interest in any Share unless it is permitted or required under this agreement.

     16.2 BMP may do anything prohibited by this clause if AB has consented to it in writing.

     16.3 BMP may transfer all of its Shares to a member of its Group which is 100% owned by BMP or which is 100% owned by BMP's current holding undertaking without following the steps in this clause if at the time of the transfer and in relation to the Shares being transferred, BMP:

          16.3.1 procures that the transferee executes and delivers to the AB and the Investment Vehicle a Deed of Adherence; and

          16.3.2 guarantees all the obligations and any liability of the transferee under this agreement.

     16.4 BMP may transfer all its Shares to any person who is (i) not a Competitor of any member of the AB Group or (ii) not otherwise connected with BMP through ownership or contract for cash consideration only provided that BMP follows the steps in this clause.

     16.5 If BMP wishes to transfer its Shares, it shall give an irrevocable notice ("TRANSFER NOTICE") to AB of the details of the proposed transfer including, in particular, the identity of the buyer, the price of the Shares and details of any material terms or circumstances known to BMP which may affect the offer.

     16.6 If AB gives notice to BMP within twenty eight (28) Business Days of receiving the Transfer Notice (the first day being the day after it receives the Transfer Notice) that it wishes to buy all BMP Shares, AB shall have the right to do so at the price specified in the Transfer Notice.

     16.7 AB is bound to buy all of BMP's Shares when it gives notice to BMP under clause 16.6 that it wishes to do so. The sale and purchase of Shares shall take place on the terms set out in clause 21.

     16.8 If at the expiry of the period specified in clause 16.6, AB has not notified BMP that it wants to buy the Shares, BMP may transfer all its Shares to the buyer identified in the Transfer Notice at a price not less than the price specified in that notice provided that it does so within three (3) months of the expiry of the period specified in clause 16.6.

     16.9 BMP shall procure that, in relation to the Shares being sold in the Investment Vehicle, any buyer of the Shares who is not already a party to this agreement, shall execute and deliver to AB and the Investment Vehicle a Deed of Adherence at completion.

     16.10 References in this clause to Shares held by BMP are to all the Shares held by any member of the BMP Group and not to some only of those Shares.

17.  OBLIGATORY TRANSFER EVENT

     17.1 If anything mentioned in this clause happens to a Shareholder it is an Obligatory Transfer Event in respect of that Shareholder:

          17.1.1 the liquidation (voluntary or otherwise) of the Shareholder or the AB Shareholder or BMP Shareholder, other than a genuine solvent reconstruction or amalgamation in which the new company assumes (and is capable of assuming) all the obligations of the Shareholder or the AB Shareholder or BMP Shareholder;

          17.1.2 a change of Controlling Interest of BMP where the acquirer of the Controlling Interest is a Competitor of AB;

          17.1.3 an order is made by a court of competent jurisdiction, or a resolution is passed for the administration of a Shareholder, or documents are filed with the court for the appointment of an administrator, or notice of intention to appoint an administrator is given by the Shareholder, or its directors or by a qualifying floating charge holder;

          17.1.4 any step is taken by any person other than a member of the other Shareholder's Group (and is not withdrawn or discharged within ninety (90) Business Days to appoint a receiver, administrative receiver or manager in respect of the whole or a substantial part of the assets or undertaking of the Shareholder or the AB Shareholder or BMP Shareholder;

          17.1.5 the Shareholder or the AB Shareholder or BMP Shareholder being unable to pay its debts as they fall due;

          17.1.6 the Shareholder or the AB Shareholder or BMP Shareholder entering into a composition or arrangement with its creditors;

          17.1.7 any chargor enforcing any charge created over any of its Shares; or

          17.1.8 if a process has been instituted that could lead to the Shareholder being dissolved and its assets being distributed among the party's creditors, shareholders or other contributors.

18.  TRANSFER FOLLOWING OBLIGATORY TRANSFER EVENT

     18.1 Where an Obligatory Transfer Event happens to a Shareholder it shall give notice of it to the other Shareholder as soon as possible and, if it does not, is deemed to have given notice of it on the date on which the other Shareholder becomes aware of the Obligatory Transfer Event.

     18.2 The Shareholder receiving notice of an Obligatory Transfer Event ("RECIPIENT") has the right, within sixty (60) days of receiving the notice (the first day is the day after it received notice), to demand the other Shareholder

          ("OTHER SHAREHOLDER") to transfer all of the Other Shareholder's Shares to the Recipient at a specified price for cash and not on deferred terms by serving a written notice to the Other Shareholder ("DEMAND NOTICE").

     18.3 The party receiving a Demand Notice pursuant to clause 18.2 may with sixty (60) days of receipt of the Demand Notice:

          (a)  accept the price offered for the Shares in the Demand Notice; or

          (b) request that a Fair Price for the Shares is determined by the Expert but shall be deemed to have accepted the price stated in the Demand Notice if it does not expressly accept or request a Fair Price determination within the period specified herein.

     18.4 The price for the Shares the subject of the Demand Notice shall be the price stated in the Demand Notice if by the expiry of the period referred to in clause 18.3 if it has been so accepted or deemed to have been accepted under clause 18.3 or the Fair Price determined by the Expert.

     18.5 Where the price is referred to the Expert pursuant to clause 18.3, within ten (10) Business Days of the date of such referral:

          (a) the purchaser of the Shares shall pay in escrow a sum equivalent to the price set out in the Demand Notice ("ESCROW MONIES") to an escrow agent jointly appointed by the selling party and the purchasing party pursuant to an escrow agreement in such form and substance satisfactory to them ("ESCROW AGENT"); and

          (b) the seller of the Shares shall deposit with the Escrow Agent a share transfer form and all other documents necessary to effect the transfer of the Shares to the purchasing party, all undated and duly executed by the selling party ("SHARE TRANSFER DOCUMENTS").

          Upon the parties' receipt from the Expert of the Fair Price determined by the Expert and subject to clause 21:

          (x) if the Fair Price determined by the Expert is equal to the price for the Shares set out in the Demand Notice, the Escrow Agent shall respectively release the Share Transfer Documents to the purchasing party and the Escrow Monies to the selling party; or

          (y) if the Fair Price determined by the Expert exceeds the price for the Shares set out in the Demand Notice, the Escrow Agent shall respectively release the Share Transfer Documents to the purchasing party and the Escrow Monies to the selling party; and the purchasing party shall, on the same date thereof, pay to the selling party a sum equivalent to the difference between the Fair Price determined by the Expert and the price for the Shares set out in the Demand Notice; or

          (z) if the Fair Price determined by the Expert is less than the price for the Shares set out in the Demand Notice, then at the same time the Escrow

               Agent releases the Share Transfer Documents to the purchasing party, the Escrow Agent shall release to the selling party a sum equivalent to the Escrow Monies less the difference between the Fair Price determined by the Expert and the price for the Shares set out in the Demand Notice and shall refund the balance of the Escrow Monies to the purchasing party.

          The costs of the Escrow Agent shall be equally borne by the selling party and the purchasing party.

     18.6 Subject to the foregoing acceptance or deemed acceptance of the price stated in the Demand Notice or the price determined by the Expert shall bind the Shareholders to buy and sell the Shares of the selling party in accordance with clause 21.

19.  EXPERT

     19.1 An Expert is a person appointed in accordance with this clause to resolve a matter under this agreement.

     19.2 The Shareholders shall endeavour to agree on the appointment of an independent Expert.

     19.3 If the Shareholders are unable to agree on an Expert within seven (7) Business Days of either Shareholder serving details of a suggested expert on the other, either Shareholder shall then be entitled to request the president of the Institute of Chartered Accountants in England and Wales to appoint an Expert who is an accountant of repute with experience in the valuation of companies in the pharmaceutical distribution sector.

     19.4 The Expert is required to prepare a written decision and give notice (including a copy) of the decision to the parties within a maximum of three (3) months of the matter being referred to the Expert.

     19.5 If the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by this clause then:

          19.5.1 Either Shareholder may apply to the president of the Institute of Chartered Accountants in England and Wales to discharge the Expert and to appoint a replacement Expert with the required expertise.

          19.5.2 This clause applies in relation to the new Expert as if he were the first Expert appointed.

     19.6 All matters under this clause shall be conducted, and the Expert's decision shall be written, in the English language.

     19.7 The parties are entitled to make submissions to the Expert including oral submissions and shall provide (or procure that others including the Investment Vehicle provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

     19.8 To the extent not provided for by this clause, the Expert may in his reasonable discretion determine such other procedures to assist with the conduct of the determination as he considers just or appropriate.

     19.9 Each Shareholder shall with reasonable promptness supply (and procure that the Investment Vehicle supply) each other with all information and give each other access to all documentation and personnel as the other Shareholder reasonably requires to make a submission under this clause.

     19.10 The Expert shall act as an expert and not as an arbitrator. The Expert's written decision on the matters referred to him shall be final and binding in the absence of manifest error or fraud.

     Each Shareholder shall bear its own costs in relation to the reference to the Expert. The Expert's fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the parties equally or in such other proportions as the Expert shall direct.

20.  TERMINATION AND LIQUIDATION

     20.1 Except for the provisions which this clause states shall continue in full force after termination, this agreement shall terminate:

          20.1.1 when one Shareholder or any member of its Group ceases to hold any Shares;

          20.1.2 when a resolution is passed by shareholders or creditors, or an order made by a court or other competent body or person instituting a process that shall lead to the Investment Vehicle being wound up and its assets being distributed among the Investment Vehicle's creditors, shareholders or other contributors; or

          20.1.3 when the GPC JV Contract terminates or expires.

     20.2 The following provisions of this agreement remain in full force after termination:

          20.2.1 clause 1 (interpretation);

          20.2.2 this clause;

          20.2.3 clause 13 (confidentiality);

          20.2.4 clause 29 (costs);

          20.2.5 clause 30 (entire agreement);

          20.2.6 clause 32 (notice);

          20.2.7 clause 35 (governing law); and

     20.3 Termination of this agreement shall not affect any rights or liabilities that the parties have accrued under it.

     20.4 Within fourteen (14) Business Days of the termination date the parties shall appoint an Expert in accordance with the provisions of clause 19 to determine the value of the Shares at the termination date. Within fourteen (14) Business Days of the delivery by the Expert of its valuation of the Shares, either (a) AB shall pay to BMP a sum equivalent to the value of the Shares held by the BMP Shareholder at the termination date (and BMP shall transfer the Shares in accordance with clause 21) such payment to be satisfied (at AB's discretion) either by a cash sum or in shares in AB or in its parent undertaking if such shares are listed on a recognised stock exchange or (b) if the parties so agree, BMP shall pay to AB a sum equivalent to the value of the Shares held by the AB Shareholder at the termination date (and AB shall transfer the Shares in accordance with clause 21) such payment to be satisfied in cash.

     20.5 If this agreement terminates (other than by reason of a transfer of Shares pursuant to clause 18.2) each Shareholder shall, if requested by the other, procure that the name of the Investment Vehicle is changed to avoid confusion with the name of the Shareholder making the request.

21.  COMPLETION OF SALE AND PURCHASE OF SHARES

     21.1 This clause applies only to transfers between the Shareholders pursuant to clause 10 (resolution of deadlock), clause 16 (transfer of Shares) and clause 18 (transfer following obligatory transfer event).

     21.2 The sale of Shares under this agreement shall complete at the offices of AB within thirty (30) days:

          21.2.1 after the deemed acceptance of a Deadlock Resolution Notice under clause 10.5 or receipt of a counter-notice to a Deadlock Resolution Notice under clause 10.4; or

          21.2.2 after AB (having received a Transfer Notice) gives notice to BMP that it wishes to buy all the Seller's Shares under clause 16.6; or

          21.2.3 after the 28th Business Day from the date the Demand Notice is issued by the Recipient to the Other Shareholder under clause 18.2.

     21.3 At completion the Shareholder selling the Shares shall:

          21.3.1 transfer the Shares free from all encumbrances by way of a duly completed share transfer form transferring the legal and beneficial ownership in the Shares to the buyer together with the relevant share certificate and such other documents as the buyer may reasonably require to show good title to the Shares or enable it to be registered as the holder of the Shares;

          21.3.2 deliver the resignations of any Directors appointed by the selling Shareholder to take effect at completion and acknowledging that they have no claims against the Investment Vehicle;

          21.3.3 warrant that it has no right to require the Investment Vehicle to issue any share capital or other securities and that no encumbrance affects any unissued shares or other securities of the Investment Vehicle;

          21.3.4 warrant that no commitment has been given to create an encumbrance affecting the Shares being sold (or any unissued Shares or other securities of the Investment Vehicle) and that no person has claimed any rights in respect thereof; and

          21.3.5 undertake to do all it can, at its own cost, to give the buyer the full legal and beneficial title to the Shares.

     21.4 At completion the buying Shareholder shall pay the purchase price by immediately available funds to the selling Shareholder.

     21.5 At or before completion the Investment Vehicle shall repay any loans made by the selling Shareholder to the Investment Vehicle (together with any interest accrued thereon) and the Shareholders shall use their best endeavours to procure that the selling Shareholder is released from any guarantees, security arrangements and other obligations that it has given in respect of the Investment Vehicle and its business.

     21.6 The Shareholders shall procure the registration (subject to due stamping by the buyer) of the transfer of Shares pursuant to this clause and each of them consents to such transfer and registration pursuant to this agreement and the articles of association.

     21.7 The Shares shall be sold with all rights that attach, or may in the future attach, to them (including the right to receive all dividends and distributions declared, made or paid on or after the events referred to in clause 21.2.1, clause 21.2.2, and clause 21.2.3).

     21.8 The Shareholder buying the Shares is not obliged to complete the purchase of any of the Shares being sold unless the purchase of all the Shares is completed simultaneously.

     21.9 If the Shareholder selling the Shares fails to complete the transfer of Shares as required under this clause, the Investment Vehicle:

          21.9.1 is irrevocably authorised to appoint any person to transfer the Shares on the selling Shareholder's behalf and to do anything else that the Shareholder buying the Shares may reasonably require to complete the sale; and

          21.9.2 may receive the purchase price in trust for the Shareholder selling the Shares, giving a receipt that shall discharge the Shareholder buying the Shares.

22.  HOLDING UNDERTAKING ASSURANCES

     EXERCISE OF RIGHTS AND POWERS

     22.1 Each Shareholder undertakes with the other that (so far as it is legally able) it will exercise all voting rights and powers, direct and indirect, available to it in relation to the Investment Vehicle (and its Subsidiaries) so as to ensure the complete and punctual fulfilment, observance and performance of the provisions of this agreement (and the other agreements referred to in this agreement) and generally that full effect is given to the principles set out in this agreement.

     PERFORMANCE BY SUBSIDIARIES

     22.2 Each Shareholder shall reasonably procure the performance by its Subsidiaries of all obligations under this agreement which are expressed to relate to members of its respective Group (whether as Shareholders or otherwise) and of all obligations under any agreement entered into by any of its Subsidiaries pursuant to this agreement. The liability of a Shareholder under this clause 22.2 shall not be discharged or impaired by any amendment to or variation of this agreement any release of or granting of time or other indulgence to any of its Subsidiaries or any third party or any other act, event or omission which but for this clause would operate to impair or discharge the liability of such Shareholder under this clause 22.2.

     TWO OR MORE SHAREHOLDERS WITHIN GROUP

     22.3 Each Shareholder shall procure that, if Shares are held by any other members of its Group, each such other member shall appoint the relevant Shareholder its attorney with authority (or otherwise authorise the relevant Shareholder) at any time or from time to time to execute such proxies, mandates, written resolutions and other documents as are required to enable that Shareholder to exercise the voting rights attaching to the Shares held by such other member or its Group.

23.  NON-ASSIGNMENT

     BMP may not assign any of its rights or obligations under this agreement in whole or in part (otherwise than pursuant to a transfer of Shares by BMP to a third party in accordance with the terms of this agreement).

24.  WAIVER OF RIGHTS

     No waiver by a party of a failure by the other parties to perform any provision of this agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character.

25.  AMENDMENTS

     This agreement may be amended only by an instrument in writing signed by duly authorised representatives of each of the parties, provided that the amendment of any provision of this agreement solely affecting any of the respective rights or obligations of the Shareholders or either of them inter se shall not require the agreement of the Investment Vehicle.

26.  INVALIDITY

     If any of the provisions of this agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall nevertheless negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving so nearly as possible the same commercial effect, to be substituted for the provision so found to be void or unenforceable.

27.  NO PARTNERSHIP OR AGENCY

     27.1 Nothing in this agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties nor, save as may be expressly set out herein, constitute any party the agent of the other parties for any purpose.

     27.2 In addition, unless otherwise agreed in writing between the Shareholders, neither of them shall enter into contracts with third parties as agent for the Investment Vehicle or for the other Shareholder nor shall either Shareholder describe itself as agent as aforesaid or in any way hold itself out as being an agent as aforesaid.

28.  ANNOUNCEMENTS

     28.1 No formal public announcement or press release in connection with the signature or subject matter of this agreement shall (subject to clause 28.2) be made or issued by or on behalf of either Shareholder or any of its Subsidiaries without the prior written approval of the other Shareholder (such approval not to be unreasonably withheld or delayed).

     28.2 If a Shareholder has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority, the relevant Shareholder shall give the other Shareholder every reasonable opportunity to comment on any such announcement or release before it is made or issued and the approval of that other Shareholder shall be required to any specific references therein to that party, its affairs or to the Investment Vehicle including its management (provided always that this shall not have the effect of preventing the Shareholder making the announcement or release from complying with its legal and stock exchange obligations.)

29.  COSTS

     Each of the Shareholders shall pay its own costs, charges and expenses incurred in connection with the preparation and implementation of this agreement and the transactions contemplated by it. The costs of and incidental to the incorporation and establishment of the Investment Vehicle shall be borne and paid by the Investment Vehicle.

30.  ENTIRE AGREEMENT

     This agreement sets out the entire agreement and understanding between the parties with respect to the subject matter hereof. It is agreed that:

          30.1.1 no party has entered into this agreement in reliance upon any representation, warranty or undertaking of the other parties which is not expressly set out or referred to in this agreement;

          30.1.2 a party may claim in contract for breach of warranty under this agreement but otherwise shall have no claim or remedy in respect of misrepresentation (whether negligent or otherwise) or untrue statement made by the other parties.

          30.1.3 this clause shall not exclude any liability for fraudulent misrepresentation.

31.  CONFLICT WITH THE ARTICLES OF ASSOCIATION

     SUPREMACY OF THIS AGREEMENT

     31.1 In the event of any conflict between the provisions of this agreement and the Articles of Association or other constitutional document of the Investment Vehicle, the provisions of this agreement shall prevail as between the parties. The parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this agreement and shall further (if necessary) procure any required amendment to the Articles of Association or other constitutional document of the Investment Vehicle (as may be necessary).

32.  NOTICES

     ADDRESS OF NOTICES

     32.1 Any notice or other communication to be given hereunder shall either be delivered by hand or sent by first class post or facsimile transmission (provided that, in the case of facsimile transmission, the notice is confirmed by being delivered by hand or sent by first class post within forty-eight (48) hours thereafter) as follows:

          32.1.1 AB

               Address: 2 The Heights, Brooklands, Weybridge, Surrey, KT13 ONY

               Fax No: 44-1932-870-555

               Addressed for the personal attention of: Company Secretary

          32.1.2 BMP

               Address: 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19462, USA

               Fax No: 1-610-940 1676

               Addressed for the personal attention of: Chief Financial Officer

          32.1.3 Investment Vehicle

               Address: 2 The Heights, Brooklands, Weybridge, Surrey, KT13 ONY

               Fax No: 44-1932-870-555

               Addressed for the personal attention of: Company Secretary

     CHANGES

     32.2 A party may change the address, fax number or the name of the person for whose attention notices are to be addressed by serving a notice on the other parties in accordance with this clause 32.

     DEEMED SERVICE

     32.3 All notices given in accordance with clause 32.1 shall be deemed to have been served as follows:

          32.3.1 if delivered by hand, at the time of delivery;

          32.3.2 if posted, at the expiration of five (5) Business Days after the envelope containing the same was delivered into the custody of the postal authorities;

          32.3.3 if communicated by facsimile, at the time of transmission;

          PROVIDED that where, in the case of delivery by hand or transmission by telex or facsimile, such delivery or transmission occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

     PROOF OF SERVICE

     32.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid first class letter, or that the telex transmission was made and the recipient's answerback received or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

33.  SETTLEMENT OF DISPUTES

     LEGAL DISPUTES

     33.1 In the event of any dispute between AB and BMP arising in connection with this agreement or any associated agreement entered into pursuant to this Agreement (a LEGAL DISPUTE), they shall use all reasonable endeavours to resolve the matter on an amicable basis. If one Shareholder serves formal written notice on the other that a material dispute of such a description has arisen and the Shareholders are unable to resolve the dispute within a period of thirty (30) Business Days from the service of such notice, then the dispute shall be referred to the respective senior representatives of AB and BMP. No recourse to arbitration by one Shareholder against the other Shareholder under this agreement shall take place unless a period of not less than thirty (30) Business Days has expired after such referral. This shall not affect a Shareholder's right, where appropriate, to seek an immediate remedy for an injunction, specific performance or similar court order to enforce the obligations of the other Shareholder.

     MANAGEMENT DISPUTES

     33.2 Any failure to agree upon a policy matter affecting the Investment Vehicle and/or to agree any matter referred to in clause 9 (a MANAGEMENT DISPUTE) shall not, of itself, constitute a dispute capable of reference to arbitration pursuant to clause 33.3.

     ARBITRATION

     33.3 If the senior representatives of AB and BMP shall have been unable to resolve any legal dispute referred to them under clause 33.1 within sixty (60) days after the referral, that dispute shall be referred to and finally settled by arbitration under and in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with those rules. The place of arbitration shall be London, United Kingdom. The language of arbitration proceedings shall be English.

34.  COUNTERPARTS

     This agreement may be executed in one or more counterparts each signed by one of the parties and such counterparts shall together constitute one agreement.

35.  GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of England and Wales.

             The remainder of this page is intentionally left blank.

This agreement has been signed by the duly authorised representatives of the parties the day and year first before written.

SIGNED by STEVE SAMPSON   )
for and on behalf of      )
AB                        )


SIGNED by FRED POWELL     )
for and on behalf of      )
BMP                       )


SIGNED by ROGER PHILLIPS  )
for and on behalf of      )
THE INVESTMENT VEHICLE    )

                                   SCHEDULE 1

                        DETAILS OF THE INVESTMENT VEHICLE

Name: Alliance BMP Limited

Registered number: 6056032

Registered office: 2 The Heights, Brooklands, Weybridge, Surrey, KT13 ONY

Date of incorporation: 17 January 2007

Authorised share capital: L500,000 divided into 500,000 ordinary shares of L1 each

Issued share capital: L10

Shareholder   Number of Shares
-----------   ----------------
AB                    8
BMP                   2

Directors: Marco Pagni, Stephen Roberts, Roger Phillips, David Gao

Secretary: Frank Standish

                                   SCHEDULE 2

                                DEED OF ADHERENCE

DATE:
      -------------------

By this Deed we
having our registered office at
of

intending to become a shareholder of Alliance BMP Limited (the "Investment Vehicle") hereby agree with the Investment Vehicle and each of its shareholders to comply with and to be bound by all of the provisions of a Shareholders' Agreement dated 18 January 2007 between Alliance UniChem Group Limited, Beijing Med-pharm Corporation and the Investment Vehicle, (a copy of which has been delivered to us and which we have initialled and attached hereto for identification) in all respects as if we were a party to such agreement and were named therein as a Shareholder and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to us.

IN WITNESS WHEREOF this Deed has been executed by us and is intended to be and is hereby delivered on the date appearing at the head hereof.

THE [COMMON][CORPORATE SEAL       )
of [_______________________]      )
was affixed to this Deed in the   )
presence of:                      )


                                   ---------------------------------------------
                                   Director


                                   ---------------------------------------------
                                   Director/Secretary